UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	June 28, 2005

First Potomac Realty Trust
__________________________________________
(Exact name of registrant as specified in its charter)

Maryland	001-31824	37-1470730
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

7200 Wisconsin Avenue, Suite 310, Bethesda, Maryland		20814
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	301-986-9200

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On June 28, 2005, our operating partnership, First Potomac Realty Investment Limited Partnership, entered into a first amendment to our unsecured revolving credit facility (the "First Amendment") with Key Bank N.A. and Wells Fargo National Bank.

The First Amendment (i) reduces the Applicable LIBOR Margin from a range of 1.70% to 2.50% to a range of 1.45% to 1.95% and reduces the Applicable Base Rate Margin from a range of 0% to 0.50% to a range of 0% to 0.25% (the applicable margin depends upon our Consolidated Total Leverage Ratio); (ii) increases the limit of Consolidated Total Indebtedness that we can incur from 60% to 65% of Consolidated Gross Asset Value; (iii) increases our Tangible Net Worth requirement from $100 million to $200 million; (iv) reduces the Restricted Investments limitation from 30% to 20% of Gross Asset Value; and (iv) reduces the Unhedged Variable Rate Debt limitation from 25% to 20% of Gross Asset Value. As part of the transaction, the Company paid an amendment fee of five basis points.

A copy of the First Amendment is attached as Exhibit 10.1 hereto and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(c) Exhibits

Exhibit No. Description

10.1 First Amendment No.1 to Revolving Credit Agreement among First Potomac Realty Investment Limited Partnership, Key Bank N.A., Wells Fargo National Bank, and Key Bank N.A. as managing administrative agent, dated June 28, 2005.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

First Potomac Realty Trust

June 30, 2005	By:	Barry H. Bass

Name: Barry H. Bass
Title: Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

10.1	First Amendment No. 1 to Revolving Credit Agreement among First Potomac Realty Investment Limited Partnership, Key Bank N.A., Wells Fargo National Bank, and Key Bank N.A. as managing administrative agent, dated June 28, 2005.